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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 30, 2000


                              Greater Bay Bancorp
            (Exact name of registrant as specified in its charter)



         California                                      77-0387041
(State or other jurisdiction of                         (I.R.S. employer
incorporation or organization)                        identification number)


                       Commission file number:  0-25034


                            2860 West Bayshore Road
                          Palo Alto, California 94303
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code: (650) 813-8200
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Item 5.   Other Events.

     On November 30, 2000, Greater Bay Bancorp (the "Registrant") consummated its acquisition of The Matsco Companies Inc. ("Matsco") pursuant to a Stock Purchase Agreement, dated as of August 8, 2000 (the "Agreement"), providing for the acquisition by the Registrant of all of the outstanding capital stock of Matsco (the "Acquisition"). Immediately following the Acquisition, Matsco merged with and into the Registrant and the Registrant contributed substantially all of the assets of Matsco to Cupertino National Bank, a subsidiary of the Registrant. As a result, The Matsco Companies currently operates as a division of Cupertino National Bank.

     The Registrant issued a press release announcing completion of the Acquisition on November 30, 2000, a copy of which is attached hereto as Exhibit 99.1.

Item 7.   Financial Statements and Exhibits.

Exhibits
--------

2.1 Stock Purchase Agreement, dated as of August 8, 2000, by and among Greater Bay Bancorp, The Matsco Companies Inc. and the shareholders thereof (incorporated by reference from the Registrant's Current Report on Form 8-K filed August 10, 2000)

99.1      Press Release issued November 30, 2000

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Greater Bay Bancorp
                                       (Registrant)


Dated: December 1, 2000                By:  /s/ Linda M. Iannone
                                            ------------------------------------
                                            Linda M. Iannone
                                            Senior Vice President and General
                                            Counsel

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                                 Exhibit Index
                                 -------------

2.1 Stock Purchase Agreement, dated as of August 8, 2000, by and among Greater Bay Bancorp, The Matsco Companies Inc. and the shareholders thereof (incorporated by reference from the Registrant's Current Report on Form 8-K filed August 10, 2000)

99.1 Press Release issued November 30, 2000

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